Docusign Envelope ID: 00EB61 0B-003F-497B-9E25-98A2633CF94F POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of Brian 0. Casey, John A. Ehinger or Jonathan R. Nahhat, acting separately or together, the undersigned's true and lawful attorney-in-fact to: (1) Execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 filer of Westwood Holdings Group, Inc., a Delaware corporation (the "Company"), Forms 3, 4 and 5 ( and any successor or superseding forms) in accordance with Section 16( a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and to execute any such Form 3, 4 or 5 (and any successor or superseding forms) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) Take any other action of any type whatsoever in connection with the foregoing paragraphs 1 & 2 which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers herein granted specifically with regard to the acts necessary or desirable as referenced in the above paragraphs 1, 2 & 3, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confinning all that such attorney in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder. This Power of Attorney shall remain in full force and effect, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___ day of March, 2025. J. Hale Hoak 14th